UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

PROPHASE LABS, INC.
(Name of Registrant as Specified in Its Charter)
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On April 5, 2011, ProPhase Labs, Inc. delivered the following letter to certain beneficial owners of its common stock:

April 1, 2011

Dear Fellow Stockholders,

You recently received proxy materials in connection with the 2011 Annual Meeting of Stockholders of ProPhase Labs, Inc. In addition to the election of directors and the ratification of independent auditors, stockholders are being asked to approve an amendment to the 2010 Equity Compensation Plan.

- **The amendment will align employees' compensation more closely to the Company's performance and provide the Company with the ability to pay a portion of the employees' compensation in stock based compensation instead of cash, thereby strengthening the cash flow and working capital positions of the Company.**

Your board of directors unanimously **recommends that you vote "FOR" each of the three proposals. In addition, ISS, the leading independent proxy advisory firm is recommending that its clients vote "FOR" all of the proposals.**

According to our latest records, **YOUR PROXY VOTE HAS NOT YET BEEN RECEIVED**.

Your vote is important. With the meeting scheduled for April 21, 2011, **please vote today by telephone or Internet to ensure your vote is received in time for the meeting**! It is quick and easy.

TO VOTE BY TOUCHTONE PHONE:
Call the toll-free number on the enclosed voting instruction form and follow the instructions.

TO VOTE THROUGH THE INTERNET:
Go to www.proxyvote.com and follow the instructions on the website to vote your shares.

Thank you in advance for your support and for acting promptly.

On behalf of your Board of Directors,

Ted Karkus
Chairman of the Board, CEO

621 N. Shady Retreat Road • Doylestown, PA 18901-1349 • U.S.A
Telephone: 215-345-0919 • Fax: 215-345-5920 • For information: www.ProPhaseLabs.com
Putting the Care in Health

Important Additional Information

ProPhase Labs, Inc. (the “Company”) filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on March 16, 2011 in connection with its 2011 Annual Meeting of Stockholders and began the process of mailing the definitive proxy statement and a proxy card to stockholders on March 21, 2011.  The Company’s stockholders are strongly advised to read the Company’s proxy statement as it contains important information.  Stockholders may obtain an additional copy of the definitive proxy statement and any other documents filed by the Company with the SEC for free at the SEC’s website at http://www.sec.gov.  Copies of the definitive proxy statement are available for free at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=07814.

Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” and involve known and unknown risk, uncertainties and other lectors that may cause the Company’s actual performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking; statement.  Factors that impact such forward-looking statements include, among others, changes in worldwide general economic conditions; government regulations; the ability of our management to successfully implement our business plan and strategy; our ability to fund our operations including the cost and availability of capital and credit; our ability to compete effectively including our ability to maintain and increase our market share in the markets in which we do business; our dependence on sales from our main produce, Cold-EEZE®, and our ability to successfully develop and commercialize new products; seasonal fluctuations in demand for our products; our ability to attract, retain and motivate key employees; and the ability of Phusion Laboratories, LLC, a 50% owned joint venture, to successfully implement its business plan and strategy to develop and commercialize one or more non-prescription remedies using certain patented and proprietary technology.